Exhibit 23


                           REGENCY CENTERS CORPORATION

                                  Subsidiaries


Regency Centers, L.P., a Delaware limited partnership
     Equiport Associates, L.P., a Georgia limited partnership
     Queensboro Associates, L.P., a Georgia limited partnership
     Northlake Village Shopping Center, LLC, a Florida limited liability company Regency Centers Advisors, LLC, a Florida limited liability company
     RC Georgia Holdings, LLC, a Georgia limited liability company
         Regency Centers Georgia, L.P., a Georgia limited liability company
     T&R New Albany Development, LLC, an Ohio limited liability company RRG-RMC/Tracy, LLC, a Delaware limited liability company
     OTR/Regency Colorado Realty Holdings, L.P., an Ohio limited partnership OTR/Regency Texas Realty Holdings, L.P., an Ohio limited partnership
     R&KS Dell Range LLC, a Wyoming limited liability company
     T&M Shiloh Development Company, a Texas general partnership


Regency Ocean East, Ltd. a Florida limited partnership
Regency Remediation, LLC, a Florida limited liability company
Regency Centers Texas, LLC, a Florida limited liability company

Regency Realty Group, Inc., a Florida corporation
     Chestnut Powder LLC, a Georgia limited liability company
     Marietta Outparcel, Inc., a Georgia corporation
     Thompson-Nolensville, LLC, a Florida limited liability company
     Dixon LLC, a Florida limited liability company
     Atlantic-Pennsylvania, LLC, a Florida limited liability company Rhett-Remount, LLC, a Florida limited liability company
     Regency Realty Group-NE, Inc., a Florida corporation
     Regency Realty Colorado, Inc., a Florida corporation
     Mountain Meadow, LLC, a Delaware limited liability company
     Edmunson Orange Corp., a Tennessee corporation
     Luther Properties, Inc., a Tennessee corporation
     Tulip Grove, LLC, a Florida limited liability company
     Hermitage Development, LLC, a Florida limited liability company Hermitage Development II, LLC, a Florida limited liability company
     West End Property, LLC, a Florida limited liability company
     Bordeaux Development, LLC, a Florida limited liability company
     Tinwood, LLC, a Florida limited liability company
     8th & 20th Chelsea, LLC, a Delaware limited liability company
     Middle Tennessee Development, LLC, a Delaware limited liability company R2 Media, LLC, a Florida limited liability company


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     K&G/RRG II, LLC, a Delaware limited liability company
     Regency Grocery Anchored Properties, Inc., a Maryland corporation
         Regency Trailblazer LLC, a Delaware limited liability company
               Regency Grocery Anchored Properties, L.P., a Delaware limited Partnership
         Regency/DS Ballwin LLC, a Missouri limited liability company GME/RRG I, LLC, a Delaware limited liability company















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